                                CREDIT AGREEMENT

                          dated as of January 31, 2006

                                     between

                   TORTOISE NORTH AMERICAN ENERGY CORPORATION

                                       and

                         U.S. BANK NATIONAL ASSOCIATION

          ------------------------------------------------------------

                      $40,000,000 Revolving Credit Facility

          ------------------------------------------------------------

                                CREDIT AGREEMENT

         This Credit  Agreement is made as of January 31,  2006,  by and between
TORTOISE  NORTH  AMERICAN  ENERGY  CORPORATION,   a  Maryland  corporation  (the
"Borrower"), with its chief executive office located at 10801 Mastin, Suite 222,
Overland  Park,  Kansas 66210,  and U.S. BANK NATIONAL  ASSOCIATION,  a national banking  association  (the  "Bank"),with  an  office  located  at 9900 West 87th
Street, Overland Park, Kansas 66212.

         The parties agree as follows:

                                   Section 1
                               General Definitions

         1.1      Definitions.  When used in this Agreement, the following terms have the following meanings:

         "Affiliate"  means a Person (1) which owns or otherwise has an interest in five percent or more of any equity interest of the Borrower, (2) five percent or more of the equity  interests of which the Borrower  (or any  shareholder  or other equity holder, director,  officer,  employee or subsidiary of the Borrower or any combination  thereof) owns or otherwise has an interest in, or (3) which, directly or through one or more intermediaries,  is controlled by, controls,  or is under common  control with the  Borrower.  For purposes of subpart (3) above,
"control" means the ability, directly or indirectly, to affect the management or policies of a Person by virtue of an ownership interest, by right of contract or any other means.

         "Agreement" means this Credit Agreement, as amended, renewed, restated, replaced or otherwise modified from time to time.

         "Business  Day" means a day on which the Bank is open for  business  to the general public other than a Saturday or Sunday.

         "Closing  Date" means the date of this  Agreement,  as set forth in the introductory paragraph of this Agreement.

         "Collateral"  means all property  with respect to which a Lien has been granted to or for the benefit of the Bank pursuant to the Security  Agreement or any of the other  Credit  Documents  or which  otherwise  secures the payment or performance of any Obligation.

         "Common  Listed  Equity  Units"  means any of the  following  financial assets  held in the  Securities  Account:  (1)  securities  traded on a national securities exchange in the United States or the Toronto Stock Exchange, (2) cash and cash  equivalents  that have a readily  obtainable  market value,  (3) bonds rated Baa or better by the applicable national rating agency, and (4) such other assets as may be acceptable to the Bank in the exercise of its sole and absolute discretion.

         "Common Listed Equity Units Value" means, at any date, the value of all
Common  Listed  Equity  Units  as  customarily   determined  by  the  Securities
Intermediary  and as  reflected  in the  account  statement  for the  Securities
Account (or as would be reflected  if an account  statement  for the  Securities
Account  were to be  issued by the  Securities  Intermediary  as of such  date);
provided,  however, that, with respect to Common Listed Equity Units of the type described  in subpart (4) of the  definition  thereof,  the value of such assets shall be the value  assigned to such assets by the Bank,  in the exercise of its sole and absolute discretion,  and without regard to the value of such assets as reflected in an account statement for the Securities Account.

         "Control  Agreement" means the Securities  Account Control Agreement or similar  control  agreement  to be  executed  by the  Borrower,  the  Securities
Intermediary  and the  Bank on or  about  the  Closing  Date  and by  which  the
Securities  Intermediary  shall acknowledge that it will comply with entitlement orders  originated by the Bank without further  consent by the Borrower,  as the same may be amended,  renewed,  replaced,  restated,  consolidated  or otherwise modified from time to time.

         "Credit  Documents"  means  this  Agreement,  the  Note,  the  Security
Agreement,  the Control  Agreement and any other agreements or documents with or in favor of the Bank existing on or after the Closing Date evidencing, securing, guaranteeing or otherwise  relating to any of the  transactions  described in or contemplated by this  Agreement,  and any  amendments,  renewals,  restatements, replacements, consolidations or other modifications of any of the foregoing from time to time.

         "Debt" means any of the following:  (1)  indebtedness  or liability for borrowed money; (2) obligations evidenced by bonds,  debentures,  notes or other similar instruments; (3) obligations for the deferred purchase price of property or  services,  or arising  out of  non-compete  or  non-solicitation  agreements entered into in connection with asset or equity acquisitions; (4) obligations as lessee under  capital  leases;  (5) current  liabilities  in respect of unfunded vested benefits under Plans covered by ERISA;  (6) obligations  under letters of credit or acceptance  facilities;  (7) all guarantees,  endorsements (other than for  collection  or  deposit  in the  ordinary  course  of  business)  and other contingent  obligations  to purchase,  to provide  funds for payment,  to supply funds to invest in any Person,  or otherwise to assure a creditor  against loss;
and (8) obligations  secured by a Lien, whether or not the obligations have been assumed.

         "Default"  means an event or condition  the  occurrence of which would, with the  lapse of time or the  giving  of  notice  or both,  become an Event of
Default.

         "Default  Rate"  has  the  meaning  provided  in  Section  3.1 of  this
Agreement.

         "Environmental  Laws"  means  all  federal,   state,  local  and  other
applicable statutes, ordinances, rules, regulations, judicial orders or decrees, common law theories of liability,  governmental or quasi-governmental directives or  notices  or other  laws or matters  existing  on or after the  Closing  Date relating  in  any  respect  to  occupational  safety,  health  or  environmental protection.

         "ERISA" means the Employee  Retirement  Income Security Act of 1974, as
amended  from  time to time,  and all rules  and  regulations  from time to time promulgated thereunder.

         "Event of  Default"  has the  meaning  provided  in Section 7.1 of this
Agreement.

         "GAAP" means generally  accepted  accounting  principles in effect from time to time in the United States of America.

         "Hazardous  Substance"  means  any  hazardous,   toxic,   dangerous  or
otherwise  environmentally  unsound  substance,  waste  or  other  material,  in whatever form, as defined or described in, or contemplated by, any Environmental
Law and any other  hazardous,  toxic,  dangerous  or  otherwise  environmentally unsound  substance,  waste or other  material  in  whatever  form,  or any other substance, waste or other material regulated by any Environmental Law.

         "Lien" means any mortgage,  deed of trust,  pledge,  security interest, hypothecation,  assignment, deposit arrangement, encumbrance, lien (statutory or other),  or preference,  priority,  or other security  agreement or preferential arrangement, charge or encumbrance of any kind or nature whatsoever,  including, without limitation, any conditional sale or other title retention agreement, any financing  lease having  substantially  the same  economic  effect as any of the foregoing, or the filing of any financing statement under the Uniform Commercial
Code or comparable law of any jurisdiction to evidence any of the foregoing.

         "Loans" means all Revolving  Credit Loans. The term "Loan" may refer to all Revolving Credit Loans then outstanding or, as the context so requires,  any particular Revolving Credit Loan then outstanding under this Agreement.

         "Material  Adverse  Effect" means (1) a material  adverse effect on the assets,  liabilities,  business,  prospects,  operations,  income or  condition, financial  or  otherwise,  of the  Borrower,  (2) a material  impairment  of the ability of the  Borrower to pay,  perform or observe its  obligations  under the
Credit  Documents,  or  (3) a  material  impairment  of  the  enforceability  or availability  of the rights or remedies stated to be available to the Bank under the Credit Documents.

         "Note" means the Revolving Credit Note.

         "Obligations"   means  all  Loans  and  all  other   advances,   debts,
liabilities,  obligations,  covenants and duties owing,  arising, due or payable from the Borrower to the Bank of any kind or nature, existing or future, whether or not evidenced by any note,  letter of credit,  guaranty or other  instrument, whether  arising  under this  Agreement or any of the other Credit  Documents or otherwise and whether direct or indirect (including,  without limitation,  those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, existing on or after the Closing Date and however acquired,  and all amendments, renewals,  restatements,  replacements or other modifications of the foregoing  from  time to  time.  The  term  includes,  without  limitation,  all principal,  interest,  fees,  expenses  and any  other  sums  chargeable  to the
Borrower under any of the Credit Documents.

         "Permitted  Debt" means any of the following:  (1) accrued expenses and trade  account  payables  incurred  in the  ordinary  course  of the  Borrower's business;  (2)  Debt  to  the  Bank;  (3)  Debt  which  is  subordinated  to the
Obligations pursuant to the terms of a subordination  agreement  satisfactory in form and content to the Bank in its sole discretion; and (4) other Debt approved in advance by the Bank in a writing delivered to the Borrower.

         "Permitted  Liens"  means any of the  following:  (1) Liens for  taxes, assessments or  governmental  charges not delinquent or being  contested in good faith  and by  appropriate  proceedings  and  for  which  adequate  reserves  in accordance with GAAP are maintained on the Borrower's  books;  (2) Liens arising
out  of  deposits  in  connection  with  workers'   compensation,   unemployment
insurance,  old age pensions or other  social  security or  retirement  benefits legislation;  (3) deposits or pledges to secure bids, tenders,  contracts (other than contracts for the payment of money), leases, statutory obligations,  surety and appeal bonds,  and other  obligations of like nature arising in the ordinary course of the Borrower's business; (4) Liens imposed by law, such as mechanics', workers', materialmen's,  carriers' or other like Liens (excluding, however, any
Lien in favor of a landlord)  arising in the ordinary  course of the  Borrower's business which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate  proceedings and for which adequate reserves in accordance with GAAP are maintained on the Borrower's
books;   (5)  rights  of  way,  zoning   restrictions,   easements  and  similar
encumbrances  affecting the  Borrower's  real property  which do not  materially interfere with the use of such property; and (6) Liens in favor of the Bank.

         "Person" means an individual,  corporation,  limited liability company, partnership,  trust,  governmental  entity or any other entity,  organization or group whatsoever.

         "Plan"  means an employee  benefit  plan (as defined in Section 3(3) of
ERISA) maintained for employees of the Borrower on or after the Closing Date.

         "Revolving Credit Loan" has the meaning provided in Section 2.2 of this
Agreement.

         "Revolving Credit Note" has the meaning provided in Section 2.2 of this
Agreement.

         "Securities   Account"  has  the  meaning   provided  in  the  Security
Agreement.

         "Securities  Account  Value"  means,  at any  date,  the  value  of all financial  assets in the  Securities  Account as  customarily  determined by the
Securities  Intermediary  and as  reflected  in the  account  statement  for the
Securities  Account (or as would be  reflected if an account  statement  for the
Securities  Account were to be issued by the Securities  Intermediary as of such date).

         "Securities Intermediary" means U.S. Bank National Association.

         "Security Agreement" means the Security Agreement to be executed by the
Borrower  on or about  the  Closing  Date in favor of the Bank and by which  the
Borrower  shall grant to the Bank, as security for the  Obligations,  a security interest  in  all  of the  Borrower's  presently  owned  or  hereafter  acquired
investment  assets,   including  without  limitation,   all  of  the  Borrower's
investment property, and all instruments,  accounts and general intangibles,  as the same may be amended, renewed, replaced, restated,  consolidated or otherwise modified from time to time.

         "Termination Date" means April 15, 2006.

         "UCC"  means the Uniform  Commercial  Code as in effect in the State of
Kansas from time to time.

          1.2  Accounting and Other Terms.

               (a) General. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.  Unless the context clearly requires otherwise, all references to "dollars" or "$" are to United States dollars. This
Agreement and the other Credit  Documents  shall be construed  without regard to any  presumption  or rule requiring  construction  against the party causing any such  document  or any  portion  thereof to be  drafted.  The  Section and other headings in this  Agreement and any index at the beginning of this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms of this Agreement.  Similarly,  any page footers or headers or similar word processing,  document or page  identification  numbers in this Agreement or any index or exhibit are for  convenience  of reference only and shall not limit or otherwise  affect any of the terms of this Agreement,  nor shall there be any requirement  that any such footers or other numbers be  consistent  from page to page. Unless the context clearly requires otherwise,  any reference to a Section of this Agreement refers to all Sections and Subsections thereunder. Any pronoun used herein  shall be deemed to cover all  genders.  Defined  terms used in this
Agreement may be set forth in Section 1.1 or other  Sections of this  Agreement, and all such  definitions  defined in the  singular  shall have a  corresponding meaning when used in the plural and vice versa.

               (b)  Changes  in GAAP.  If at any time any  change in GAAP  would affect the  computation of any financial  ratio or requirement  set forth in any
Credit Document,  and either the Borrower or the Bank shall so request, the Bank and  the  Borrower  shall  negotiate  in good  faith  to  amend  such  ratio  or requirement  to preserve the original  intent thereof in light of such change in
GAAP; provided,  however,  that, until so amended, (1) such ratio or requirement shall  continue  to be  computed  in  accordance  with GAAP prior to such change therein, and (2) the Borrower shall provide to the Bank financial statements and other  documents  required  under  this  Agreement  or as  reasonably  requested hereunder setting forth a reconciliation  between  calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

                                   Section 2
                                 Credit Facility

          2.1  Total Credit Facility.  The Bank agrees, subject to the terms and conditions  of  this  Agreement,  to  make  a  total  credit  facility  of up to
$40,000,000  available to the Borrower upon its request therefor, as provided in this Section 2.

          2.2  Revolving Credit Loans.

               (a) General. The Bank agrees, subject to the terms and conditions of this Agreement,  to make revolving credit loans ("Revolving Credit Loans") to the  Borrower  from  time to time  from the  Closing  Date to the  Business  Day immediately  preceding the Termination Date up to a maximum  principal amount at any  time  outstanding  equal to  $40,000,000.  In no  event  shall  the Bank be obligated to make any  Revolving  Credit Loan if (1) after giving effect to such
Revolving  Credit Loan, the  outstanding  principal  balance of the  Obligations would exceed 50% of the Common Listed Equity Units Value,  or (2) any Default or
Event of Default exists or would result from the making of such Revolving Credit
Loan.  Subject to the terms and conditions of this  Agreement,  the Borrower may borrow, repay and re-borrow under the Revolving Credit Loan facility.

               (b) Revolving  Credit Note.  All Revolving  Credit Loans shall be evidenced by, and shall be payable in accordance  with the terms and  conditions of, a promissory note substantially in the form of Exhibit A hereto (as amended, renewed,  restated,  replaced,  consolidated or otherwise  modified from time to time, the "Revolving Credit Note").

                                   Section 3
                   Finance Charges, Repayment And Other Terms

          3.1  Interest Rate.

               (a) General.  Interest on each advance  hereunder shall accrue at an annual rate equal to 0.75% plus the  one-month  LIBOR rate quoted by the Bank from Telerate Page 3750 or any successor thereto,  which shall be that one-month
LIBOR rate in effect two New York  Banking  Days prior to the  beginning of each calendar month,  adjusted for any reserve  requirement and any subsequent  costs arising  from a change in  government  regulation,  such rate to be reset at the beginning of each  succeeding  month.  The term "New York Banking Day" means any day (other  than a Saturday  or Sunday) on which  commercial  banks are open for business in New York,  New York.  If the initial  advance  under this  Agreement occurs  other than on the first day of the month,  the initial  one-month  LIBOR rate shall be that  one-month  LIBOR rate in effect  two New York  Banking  Days prior  to the date of the  initial  advance,  which  rate  plus  the  percentage described  above shall be in effect for the  remaining  days of the month of the initial advance;  such one-month LIBOR rate to be reset at the beginning of each succeeding month. The Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error.

               (b) Default  Rate.  Upon or after the  occurrence  and during the continuation  of any Event of Default,  the principal  amount of each Loan shall bear  interest  at a rate per  annum  equal to three  percent  (3.0%)  above the interest  rate that  would  otherwise  apply  under  Section  3.1(a)  above (the
"Default Rate").

               (c) Late Fee. In addition to interest payable at the Default Rate or any other amounts payable under this Agreement or the other Credit Documents, the Borrower shall pay to the Bank a late fee in an amount equal to five percent
(5%) of the  amount  of each  payment  due  under  this  Agreement  which is not received by the Bank within five (5) days after its due date.

               (d)   Computation  of  Interest.   Interest  on  the  outstanding
principal  balance of all Loans and all other  Obligations with respect to which interest  accrues pursuant to the terms of this Agreement shall be calculated on a daily basis,  computed on the basis of a 360-day year for the actual number of days elapsed (or, if the Bank so elects,  on the basis of twelve  30-day  months for the actual number of days elapsed).

               (e)  Usury.  In no  contingency  or event  whatsoever  shall  the aggregate of all amounts deemed interest hereunder or under the Note and charged or  collected  pursuant  to the  terms of this  Agreement  or any  other  Credit
Documents  exceed the highest  rate  permissible  under any law which a court of competent jurisdiction shall, in a final determination, deem applicable thereto.
If such a court  determines  that the  Bank has  charged  or  received  interest hereunder  or  under  the  other  Credit  Documents  in  excess  of the  highest applicable rate, the Bank shall apply such excess to any other  Obligations then due and payable,  whether  principal,  interest,  fees or  otherwise,  and shall refund the remainder of such excess interest, if any, to the Borrower,  and such rate shall automatically be reduced to the maximum rate permitted by such law.

          3.2 Payments of  Principal,  Interest  and Costs.  Except as otherwise provided  in this  Agreement,  the  Borrower  agrees to pay the  Obligations  as follows:

               (a) Revolving Credit Loan.

                    (1)  Interest.  Accrued  interest on  outstanding  principal balance of the Revolving  Credit Loan is payable on the
                         earlier  to occur of (A) the  first  day of each  month
                         (beginning March 1, 2006), or (B) the Termination Date.

                    (2)  Principal.  The  outstanding  principal  balance of the
                         Revolving  Credit  Loan is payable  on the  Termination
                         Date.

               (b) Other  Obligations.  Costs,  fees and  expenses and any other
Obligations  payable by the  Borrower  pursuant to this  Agreement  or the other
Credit  Documents shall be payable as and when provided in this Agreement or the other Credit  Documents,  as the case may be, or, if no specific  provision  for payment is made, on demand.

          3.3 Voluntary Prepayments. The Borrower has the right, without penalty or premium,  to prepay the Loan,  in whole or in part, at any time and from time to time after the Closing Date.

          3.4 Mandatory Prepayments.

               (a) Loan to Value.  If, at any time,  the  outstanding  principal balance of the Loan exceeds 50% of the Common  Listed  Equity  Units Value,  the
Borrower shall immediately prepay the Loan in an amount sufficient to reduce the aggregate  unpaid  principal  balance  of the  Loan by an  amount  equal to such excess.

               (b) Legal  Requirement.  If at any time the Borrower or the Bank, as the case may be, is  required by  applicable  law to prepay or to cause to be prepaid  all or any  portion  of the Loan or to pledge or to cause to be pledged any  additional  collateral  in  connection  with the Loan,  the Borrower  shall immediately  prepay  the Loan in an amount  sufficient  to  satisfy  such  legal requirement. For purposes of the preceding sentence, "applicable law" and "legal requirement"  shall  include,  without  limitation,  any  legal  requirement  or restriction  imposed by virtue of  Regulation U of the Board of Governors of the
Federal Reserve System or the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder.

          3.5 Method of Payment.  Payments due the Bank under this Agreement and the other Credit  Documents shall be made in immediately  available funds to the
Bank at its office  described in the  introductory  paragraph of this  Agreement unless the Bank gives notice to the contrary.  Payments so received at or before
1:00  p.m.  Kansas  City time on any  Business  Day shall be deemed to have been received by the Bank on that Business  Day.  Payments  received  after 1:00 p.m.
Kansas City time on any  Business  Day shall be deemed to have been  received on the next  Business  Day, and  interest,  if payable in respect of such  payment, shall accrue thereon until such next Business Day.

          3.6 Use of Proceeds.  The Revolving  Credit Loans shall be used solely for purposes of: (1)  purchasing  additional  Collateral in the form of security entitlements,  provided that  immediately  upon such  acquisition the Bank has a perfected  first priority  security  interest in such  additional  Collateral as security for the  Obligations,  with such security  interest being  perfected by
"control"  within the meaning of UCC  ss.8-106(d)(2),  pursuant to the  Security
Agreement and the Control Agreement;  (2) the Borrower's general working capital and other general corporate needs; and (3) paying costs and expenses incurred in connection with the closing of the transactions contemplated by this Agreement.

          3.7 Notice and Manner of Borrowing.  The Borrower  shall give the Bank notice of its intention to borrow under any  Revolving  Credit Loan at least one
Business  Day  before  the  Business  Day such  Loan is to be  disbursed  to the
Borrower, and shall specify: (1) the proposed funding date of such Loan; and (2)
the amount of such Loan.  All notices  given under this  Section by the Borrower shall be  irrevocable  and shall be given not later than 11:00 a.m.  Kansas City time on the day which is not less than the  number of  Business  Days  specified above for such notice.  For purposes of this Section,  the Borrower  agrees that the Bank may rely and act upon any  request for a Loan from any  individual  who the Bank,  absent  gross  negligence  or willful  misconduct,  believes  to be a representative of the Borrower.

          3.8 Capital Adequacy.  If the Bank determines that the adoption of any law, rule or regulation regarding capital adequacy,  or any change therein or in the  interpretation  or  application  thereof or compliance by the Bank with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority,  does or shall have the effect of reducing the rate of return on the Bank's  capital as a consequence of its  obligations  hereunder  to a level  below  that  which the Bank  could have achieved but for such adoption,  change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the
Bank,  in its sole  discretion,  to be material,  then from time to time,  after submission  by the  Bank to the  Borrower  of a  written  demand  therefor,  the
Borrower  shall  pay to the Bank  such  additional  amount  or  amounts  as will compensate  the Bank for such  reduction.  A  certificate  of the Bank  claiming entitlement  to payment as set forth in this Section  shall be conclusive in the absence of manifest error.  Such  certificate  shall set forth the nature of the occurrence  giving rise to such payment,  the additional amount or amounts to be paid to the Bank,  and the  method by which such  amounts  were  determined.  In determining  such  amount,  the  Bank  may  use  any  reasonable  averaging  and attribution method.

          3.9 Application of Payments and Collections.  The Borrower irrevocably waives  the  right  to  direct  the  application  of any  and all  payments  and collections  at any time or times  after the Closing  Date  received by the Bank from or on behalf of the Borrower, and the Borrower agrees that the Bank has the continuing  exclusive  right to apply and reapply any and all such  payments and collections  received at any time or times after the Closing Date by the Bank or its  agent  against  the  Obligations,  in such  manner  as the  Bank  may  deem advisable,  notwithstanding  any  entry by the Bank  upon any of its  books  and records.

          3.10 Periodic  Statement.  The Bank may account to the Borrower with a periodic  statement  of loan  balances,  charges and  payments  made or received pursuant to this Agreement, and any such statement rendered by the Bank shall be deemed  final,  binding  and  conclusive  upon the  Borrower  unless the Bank is notified  by the  Borrower in writing to the  contrary  within 45 days after the date such  statement is made  available to the Borrower.  Any such notice by the
Borrower shall only be deemed an objection to those items specifically  objected to in such notice.

                                   Section 4
                               Lending Conditions

          4.1 Credit Documents.  Notwithstanding anything herein or in the other
Credit  Documents to the  contrary,  the Bank shall not be obligated to make the initial Loan under this  Agreement  to the Borrower  until the Bank has received the following documents, duly executed and delivered by all parties thereto, and otherwise satisfactory in form and content to the Bank:

                    (a)  Credit Agreement. This Agreement;

                    (b)  Note. The Revolving Credit Note;

                    (c)  Security Agreement. The Security Agreement;

                    (d)  UCC  Financing  Statements.  Acknowledgment  copies  of filed UCC-1 financing statements from the Borrower,  as
                         debtor,  to the Bank,  as secured  party,  covering the
                         Collateral,  from such  jurisdictions as the Bank deems
                         necessary or desirable to perfect its security interest
                         in the Collateral;

                    (e)  Control Agreement. The Control Agreement;

                    (f)  Loan  Disbursement  Instructions.  If  requested by the
                         Bank,  written  instructions  from the  Borrower to the
                         Bank directing the  disbursement of the proceeds of the
                         initial Loan made pursuant to this Agreement;

                    (g)  Form U-1. A Form U-1 for the  Borrower  whereby,  among other things, the Borrower represents and warrants that
                         the  Loan  proceeds  may be used to  purchase  or carry
                         margin stock,  the Borrower hereby  concurring with the
                         assessment  of  the  market  value  of  the  Collateral
                         described therein as of the date provided therein;

                    (h)  Opinion of Borrower's  Counsel.  The favorable  written opinion to the Bank of Blackwell  Sanders  Peper Martin
                         LLP,  counsel to the Borrower,  regarding the Borrower,
                         the Credit Documents and the transactions  contemplated
                         by this Agreement and the other Credit Documents;

                    (i)  Certificate  of  Borrower's  Secretary.  A  certificate executed  by  the  Borrower's  secretary  whereby  such
                         secretary affirms that, among other things, attached to
                         such  certificate is (1) a copy of the Borrower's board
                         resolutions  authorizing  the borrowing of monies,  the
                         granting of Liens and all other matters set forth in or
                         contemplated by the Credit Documents, (2) a copy of the
                         Borrower's by-laws in effect on the Closing Date, (3) a
                         copy  of the  Borrower's  articles  or  certificate  of
                         incorporation  and all  amendments  thereto,  and (4) a
                         certificate of good standing for the Borrower, dated on
                         or not more  than 10 days  prior to the  Closing  Date,
                         from  the   Secretary   or   State  of  the   state  of
                         incorporation of the Borrower and from the Secretary of
                         State of Kansas; and

                    (j)  Other  Items.  Such  other  agreements,  documents  and assurances  as  the  Bank  may  reasonably  request  in
                         connection  with  the  transactions   described  in  or
                         contemplated by the Credit Documents.

If the  Bank,  in its  sole  and  absolute  discretion,  elects  to  make a Loan notwithstanding  the Borrower's  failure to comply with all of the terms of this
Section,  then the Bank  shall  not be  deemed  to have  waived the Borrower's compliance therewith,  nor to have waived any of the Bank's other rights under this  Agreement;  and in any event the Bank,  if it so elects,  may declare an immediate  Event of Default if the  Borrower  fails to furnish to the
Bank  on  demand  any of the  Credit  Documents  described  in this  Section  or otherwise  fails to comply with any condition  precedent set forth in any Credit
Document,  in each case  irrespective of whether such failure occurs on or after the Closing Date or the making of such Loan.

          4.2  Additional  Conditions  Precedent  to  Initial  Loan.  The Bank's
obligation to make the initial Loan under this  Agreement  shall also be subject to the  satisfaction,  in the Bank's  sole  judgment,  of each of the  following conditions precedent:

                    (a)  Since the date of the financial statements submitted by the  Borrower  to the  Bank  immediately  prior  to the
                         Closing Date,  there shall not have occurred any act or
                         event  which  could  reasonably  be  expected to have a
                         Material Adverse Effect;

                    (b)  No action,  proceeding,  investigation,  regulation  or legislation  shall have been instituted,  threatened or
                         proposed  before  any  court,  governmental  agency  or
                         legislative body to enjoin, restrain or prohibit, or to
                         obtain damages in respect of, or which is related to or
                         arises  out  of  this  Agreement  or the  other  Credit
                         Documents  or  the  consummation  of  the  transactions
                         contemplated  hereby or thereby or which, in the Bank's
                         reasonable determination,  would make it inadvisable to
                         consummate  the   transactions   contemplated  by  this
                         Agreement or the other Credit Documents; and

                    (c)  The  Borrower  shall have paid all legal fees and other closing  or like costs and  expenses  of the Bank which
                         the Borrower is obligated to pay hereunder.

          4.3 Conditions  Precedent to All Loans.  The obligation of the Bank to make each Loan under this Agreement (including,  without limitation, the initial
Loan) shall be subject to the further conditions  precedent that, on the date of each such Loan:

                    (a)  The  following   statements  shall  be  true:  (1)  the
                         representations   and   warranties   of  the   Borrower
                         contained  in  this  Agreement  and  the  other  Credit
                         Documents  are  correct  on and as of the  date of such
                         Loan as  though  made on and as of such  date,  and (2)
                         there  exists no Default or Event of Default as of such
                         date,  nor would any Default or Event of Default result
                         from the making of the Loan requested by the Borrower;

                    (b)  The Borrower shall have signed and sent to the Bank, if the Bank so requests,  a request for  advance,  setting
                         forth in writing the amount of the Loan  requested  and
                         the  other   information   required  pursuant  to  this
                         Agreement;   provided,   however,  that  the  foregoing
                         condition  precedent  shall not prevent the Bank, if it
                         so elects in its sole  discretion,  from  making a Loan
                         pursuant   to  the   Borrower's   non-written   request
                         therefor; and

                    (c)  The Bank shall  have  received  such  other  approvals, opinions or documents as it may reasonably request.

The Borrower agrees that the making of a request by the Borrower for a Revolving
Credit Loan, whether in writing,  by telephone or otherwise,  shall constitute a certification  by the Borrower that all  representations  and  warranties of the
Borrower in the Credit  Documents  are true as of the date  thereof and that all required conditions to the making of the Revolving Credit Loan have been met.

                                   Section 5
                         Representations And Warranties

          5.1  Representations,  Warranties  and Covenants of the Borrower.  The
Borrower represents, and warrants to the Bank as follows:

               (a) Organization and Existence. The Borrower (1) is a corporation duly  incorporated,  validly existing and in good standing under the laws of the state of its  incorporation as reflected in the  introductory  paragraph of this
Agreement,  (2) is in good  standing in all other  jurisdictions  in which it is required to be  qualified to do business as a foreign  corporation,  and (3) has obtained all licenses and permits and has filed all  registrations  necessary to the  operation  of its  business;  except  where the failure to so qualify or to obtain  such  licenses  or permits  could not  reasonably  be expected to have a
Material Adverse Effect.

               (b)  Authorization by the Borrower.  The execution,  delivery and performance  by  the  Borrower  of the  Credit  Documents  (1)  are  within  the
Borrower's  corporate  powers,  (2) have been duly  authorized  by all necessary corporate or similar  action,  (3) do not contravene the Borrower's  articles or certificate of incorporation or by-laws,  or any law or contractual  restriction binding on or affecting the Borrower or its properties, and (4) do not result in or require the creation of any Lien upon any of the Collateral other than a Lien in favor of the Bank.

               (c) Approval of Governmental Bodies. No authorization or approval or other action by, and no notice to or filing with, any governmental  authority or regulatory  body is required for the due execution,  delivery and performance by the  Borrower  of the Credit  Documents  or the  exercise  by the Bank of its rights thereunder,  including, without limitation, the sale or other disposition of any of the Collateral to any Person.

               (d)  Enforceability of Obligations.  The Credit Documents are the
legal,  valid and binding  obligations of the Borrower  enforceable  against the
Borrower in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the  enforceability  of creditors'  rights  generally and subject to the discretion of courts in applying equitable remedies.

               (e)  Financial  Statements.   All  financial  statements  of  the
Borrower  which have been  furnished  to the Bank fairly  present the  financial condition  of  the  Borrower,  as  of  the  dates  reflected  on  the  financial statements,  and fairly  present  the results of its  operations  for the period covered  thereby,  all in  accordance  with  GAAP,  except for the  omission  of footnotes  in  interim  financial  statements  and  subject  to normal  year-end adjustments.  As of the Closing Date,  there has been no material adverse change in the financial  condition or results from operations of the Borrower since the dates of the most recent financial  statements of the Borrower  submitted to the
Bank.

               (f)  Litigation.  There is no  pending  or  threatened  action or proceeding  affecting  the Borrower or any of its  properties  before any court, governmental  agency  or  arbitrator  which,  if  determined  adversely  to  the
Borrower, could reasonably be expected to have a Material Adverse Effect.

               (g) Existing  Debt. The Borrower has no Debt other than Permitted
Debt.

               (h) Taxes.  The Borrower has filed all required  federal,  state, local and other tax returns and has paid,  or made  adequate  provision  for the payment  of,  any taxes due  pursuant  thereto  or  pursuant  to any  assessment received by the Borrower  except such taxes,  if any, as are being  contested in good faith and as to which adequate reserves have been provided.

               (i) Stock  and  Records.  All  outstanding  capital  stock of the
Borrower was and is properly issued,  and all books and records of the Borrower, including but not limited to its minute books, by-laws and books of account, are accurate and complete in all material respects. The Borrower is not obligated on or after the Closing Date to redeem or otherwise  acquire,  or pay any dividends or make any other distributions in respect of, any of its stock.

               (j)  Hazardous  Materials.  The Borrower  has  complied  with all
Environmental  Laws and all of its  facilities,  leaseholds,  assets  and  other property comply with all Environmental Laws, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect. There are no outstanding or threatened citations,  notices or orders of non-compliance issued to the  Borrower  or  relating to its  facilities,  leaseholds,  assets or other property.  The Borrower has been issued all licenses,  certificates,  permits or other  authorizations  required under any  Environmental  Law or by any federal, state or local  governmental  or  quasi-governmental  entity,  except  where the failure to obtain such license, certificate, permit or other authorization could not reasonably be expected to have a Material Adverse Effect.

               (k) Negative Pledges.  The Borrower is not a party to or bound by any indenture,  contract or other  instrument or agreement  which  prohibits the creation,  incurrence  or  sufferance  to  exist  of any  Lien  upon  any of the
Collateral.

               (l)  Title  to  Property;   Liens.  The  Borrower  has  good  and
marketable title to all property purported to be owned by it, and the Bank has a perfected  first  priority  Lien  on  all  investment  assets  of  the  Borrower
(including, without limitation, all investment property),  instruments, accounts and general intangibles) subject to no Liens except for Permitted Liens.

               (m)  Insolvency.  After the  execution and delivery of the Credit
Documents and the disbursement of the initial Loan hereunder,  the Borrower will not be  insolvent  within the meaning of the United  States  Bankruptcy  Code or unable to pay its debts as they mature.

               (n)  Survival  of   Representations.   All   representations  and
warranties  made in this Section 5 shall  survive the  execution and delivery of the Credit Documents and the making of the Loans.

                                   Section 6
                                   Covenants

          6.1 Affirmative Covenants. So long as any Obligations remain unpaid or the Bank has any  commitment  to  extend  credit  to or for the  benefit  of the
Borrower, the Borrower covenants to the Bank as follows:

               (a)  Compliance  with Laws.  The  Borrower  shall comply with all applicable  laws,  rules,  regulations and orders  affecting the Borrower or its properties,  including, without limitation, all Environmental Laws, except where such  failure to comply  could not  reasonably  be  expected  to have a Material
Adverse Effect.

               (b)  Reporting  Requirements.  The Borrower  shall furnish to the
Bank such  information  respecting  the  condition or  operations,  financial or otherwise, of the Borrower as the Bank may reasonably request from time to time.

               (c)  Preservation  of  Business  and  Corporate  Existence.   The
Borrower shall: (1) carry on and conduct its principal business substantially as it is now being  conducted;  (2) maintain in good standing its existence and its right to transact business in those states in which it is required by applicable law to be qualified to do business;  and (3) maintain all licenses,  permits and registrations necessary to the conduct of its business; except where the failure to so maintain  its right to transact  business  or to maintain such licenses, permits or registrations could not reasonably be expected to have a Material Adverse Effect.

               (d)  Payment  of Taxes.  The  Borrower  shall pay and  discharge, before they become  delinquent,  all taxes,  assessments and other  governmental charges imposed upon it, its properties, or any part thereof, or upon the income or profits  therefrom and all claims for labor,  materials or supplies  which if unpaid might be or become a Lien or charge upon any of its property, except such items as it is in good faith  appropriately  contesting and as to which adequate reserves have been provided to the Bank's satisfaction.

               (e)  Employee  Plans.  The  Borrower  shall:  (1) notify the Bank
promptly  of  the   establishment  of  any  Plan,   except  that  prior  to  the
establishment  of any  "welfare  plan" (as  defined  in  Section  3(1) of ERISA)
covering  any  employee of the  Borrower  for any period  after such  employee's termination of employment  other than such period  required by the  Consolidated
Omnibus Budget  Reconciliation Act of 1986 or "defined benefit plan" (as defined in Section 3(35) of ERISA),  it will obtain the Bank's prior written approval of such  establishment;  (2) at all times make prompt payments or  contributions to meet the minimum funding  standards of Section 412 of the Internal  Revenue Code of 1986, as amended,  with respect to each Plan;  (3) promptly  after the filing thereof,  furnish to the Bank a copy of any report required to be filed pursuant to  Section  103 of ERISA in  connection  with  each  Plan for each  Plan  year, including but not limited to the Schedule B attached thereto, if applicable; (4)
notify the Bank promptly of any "reportable  event" (as defined in ERISA) or any circumstances arising in connection with any Plan which might constitute grounds for the termination  thereof by the Pension Benefit Guaranty  Corporation or for the appointment by the appropriate  United States District Court of a trustee to administer  the Plan,  the  initiation  of any audit or inquiry by the  Internal
Revenue  Service  or the  Department  of  Labor  of any  Plan or  transaction(s)
involving or related to any Plan, or any "prohibited  transaction" as defined in
Section 406 of ERISA or Section 4975(c) of the Internal Revenue Code of 1986, as
amended;  (5)  notify the Bank  prior to any  action  that  could  result in the assertion  of  liability  under  Subtitle  E of Title IV of ERISA  caused by the complete or partial  withdrawal from any multiemployer  plan or to terminate any defined  benefit plan sponsored by the Borrower;  and (6) promptly  furnish such additional  information  concerning  any Plan as the Bank may from  time to time request.

               (f) Notice of Default.  The  Borrower  shall give prompt  written notice to the Bank of the  occurrence  of any Default or Event of Default  under any of the Credit Documents.  Similarly,  the Borrower shall give prompt written notice  to the Bank of any  failure  to pay,  perform  or  observe  or any other default by the Borrower  under any other  existing or future  agreement by which the Borrower is bound if such  default  could  reasonably  be expected to have a
Material Adverse Effect.

               (g) Books and  Records;  Inspection;  Bank  Audits.  The Borrower
shall:  (1)  maintain  complete  and  accurate  books and  financial  records in accordance with GAAP (except that interim financial  statements need not contain footnotes and may be subject to normal year-end audit  adjustments);  (2) during normal working hours permit the Bank and Persons designated by the Bank to visit and  inspect  its  properties,  to  inspect  its  books  and  financial  records
(including its journals,  orders,  receipts and correspondence  which relates to its  accounts  receivable),  and to discuss its  affairs,  finances and accounts receivable and operations with its directors, officers, employees and agents and its  independent  public  accountants;  and (3)  permit  the  Bank  and  Persons designated by the Bank to perform  reviews of such books and  financial  records when and as requested by the Bank.

               (h) Bank May Perform Obligations;  Further Assurances.  After and
during the  continuation  of an Event of Default,  the Borrower shall permit the
Bank, if the Bank so elects in its sole discretion, to pay or perform any of the
Borrower's  Obligations  hereunder  or under the other Credit  Documents  and to reimburse the Bank, on demand,  or, if the Bank so elects,  by the Bank making a
Revolving  Credit Loan on the  Borrower's  behalf and disbursing the same to the appropriate  Persons,  for all  amounts  expended by or on behalf of the Bank in connection  therewith and all costs and expenses

incurred  by or on  behalf of the Bank in  connection  therewith.  The  Borrower further  agrees  to  execute,  deliver  or  perform,  or cause  to be  executed, delivered or performed, all such documents,  agreements or acts, as the case may be, as the Bank may  reasonably  request  from time to time to create,  perfect, continue  or  otherwise  assure  the Bank with  respect  to any Lien  created or purported to be created by any of the Credit  Documents or to otherwise  create, evidence or assure the Bank's rights and remedies under, or as contemplated  by, the Credit Documents or at law or in equity.

          6.2 Negative  Covenants.  So long as any Obligations  remain unpaid or the Bank has any  commitment  to  extend  credit  to or for the  benefit  of the
Borrower, the Borrower covenants to the Bank as follows:

               (a) Liens.  The Borrower  shall not create or suffer to exist any
Lien on or with respect to any of its  properties,  whether the Borrower owns or has an interest in such property on the Closing Date or at any time  thereafter, except for Permitted Liens.

               (b) Debt.  The  Borrower  shall not create or suffer to exist any
Debt except for Permitted Debt.

               (c)  Structure;  Disposition  of Assets.  The Borrower  shall not merge or  consolidate  with or otherwise  acquire,  or be acquired by, any other
Person; provided, however, that the foregoing prohibition on acquisitions by the
Borrower shall not prohibit the Borrower from acquiring  investment  property in the ordinary course of its business  provided that such  investment  property is promptly credited to the Securities Account.  The Borrower shall not sell, lease or  otherwise  transfer any  property,  except for the  disposition  of obsolete equipment and except as otherwise permitted under the Security Agreement and the
Control Agreement with respect to the Collateral.

               (d) Subsidiaries; New Business. The Borrower shall not create any subsidiary, or render any services or otherwise enter into any business which is not substantially similar to that existing on the Closing Date.

               (e) Conflicting Agreements. The Borrower shall not enter into any agreement  any term or condition of which  conflicts  with any provision of this
Agreement or the other Credit Documents.

               (f) Changes in Accounting  Principles;  Fiscal Year. The Borrower
shall  not make any  change  in its  principles  or  methods  of  accounting  as currently in effect,  except such changes as are required by GAAP, nor shall the
Borrower,  without first obtaining the Bank's written consent, change its fiscal year.

               (g)  Transactions   With  Affiliates.   Other  than  the  advisor
relationship  existing on the Closing Date with Tortoise Capital Advisors,  LLC, the  Borrower  shall  not  enter  into  or be a  party  to  any  transaction  or arrangement,  including without  limitation,  the purchase,  sale or exchange of property of any kind or the rendering of any service, with any Affiliate, except in the ordinary  course of and pursuant to the  reasonable  requirements  of the
Borrower's  business  and  upon  fair  and  reasonable  terms  substantially  as favorable  to the  Borrower as those  which  would be  obtained in a  comparable arms-length transaction with a non-Affiliate.

               (h) Amount  Invested in Single MLP. The  Borrower  shall not make any investment in any single master  limited  partnership or other single entity if, at the time of such  investment  or after giving  effect  thereto,  the fair market value of such investment would exceed $25,000,000.

                                   Section 7
                                    Default

          7.1 Events of Default.  Each of the following  events shall constitute an Event of Default hereunder:

                    (a)  General.  The Borrower fails to pay,  perform or
                         observe any  Obligation or any other term,  covenant or
                         other  provision in any Credit  Document in  accordance
                         with the terms thereof and, if such default is curable,
                         the  Borrower  fails to cure such  default  within five
                         days after written  notice from the Bank  specifying in
                         reasonable   detail  the  nature  of  such  default  is
                         received by the Borrower;  provided,  however, that the
                         Borrower  shall  not have any cure  rights  under  this
                         Subsection (a) if the outstanding  principal balance of
                         the Loans exceeds 80% of the Common Listed Equity Units
                         Value at any time after the Closing Date; or

                    (b)  Other Bank  Default.  Any "Event of Default" (as
                         such term is defined in any other  Credit  Document  to
                         which the Borrower is a party) occurs; or

                    (c)  Misrepresentation.  Any representation or warranty made or furnished by the  Borrower in  connection  with this
                         Agreement  or the other Credit  Documents  proves to be
                         incorrect,  incomplete  or  misleading  in any material
                         respect  when  made,  or  any  such  representation  or
                         warranty becomes incorrect, incomplete or misleading in
                         any material respect and the Borrower fails to give the
                         Bank prompt written notice thereof; or

                    (d)  Cross-Default.  The  Borrower  fails  to pay  any  Debt
                         (other  than a monetary  Obligation  due the Bank under
                         the Credit Documents, as contemplated by Subsection (a)
                         above) or to perform or observe any other obligation or
                         term in respect of such Debt,  and,  as a result of any
                         such failure, the holder of such Debt accelerates or is
                         entitled to accelerate the maturity thereof or requires
                         or is  entitle to require  the  Borrower  or some other
                         Person to purchase or otherwise acquire such Debt; or

                    (e)  Insolvency.  The  Borrower  ceases  to  be  solvent  or
                         suffers  the   appointment  of  a  receiver,   trustee,
                         custodian or similar  fiduciary or makes an  assignment
                         for the benefit of  creditors;  or any  petition for an
                         order for  relief is filed by or against  the  Borrower
                         under the federal  Bankruptcy Code or any similar state
                         insolvency  statute (except,  in the case of a petition
                         filed  against  the  Borrower,  if such  proceeding  is
                         dismissed  within 60 days after the  petition is filed,
                         unless  prior  thereto  an order for  relief is entered
                         under the federal  Bankruptcy  Code);  or the  Borrower
                         makes any offer of settlement, extension or composition
                         to their respective unsecured creditors generally; or

                    (f)  Contest Credit  Documents.  The Borrower  challenges or contests in any action, suit or proceeding the validity
                         or enforceability  of any of the Credit Documents,  the
                         legality or enforceability of any of the Obligations or
                         the  validity,  perfection  or  priority  of  any  Lien
                         granted or purported to be granted to the Bank; or

                    (g)  Judgments. One or more judgments, decrees or orders for the  payment  of money in  excess  of  $100,000  in the
                         aggregate   during  any  12-month  period  is  rendered
                         against the Borrower; or

                    (h)  Lien.  The Bank  shall  cease to have a duly  perfected first  priority  security  interest  in the  Collateral
                         subject to no Liens except for Permitted Liens.

          7.2 Obligation to Lend; Acceleration.  After the occurrence and during the continuation of any Default, the Bank may declare the obligation of the Bank to  make  Loans  or to  otherwise  extend  credit  hereunder  to be  terminated, whereupon the same shall  forthwith  terminate.  After the occurrence and during the  continuation  of any Event of Default,  the Bank may declare the Note,  all interest  thereon,  and all other  Obligations  to be forthwith due and payable, whereupon  the Note,  all such interest  thereon and all such other  Obligations shall become and be forthwith due and payable,  without presentment,  protest or further  notice or demand of any kind,  all of which are waived by the Borrower.
If,  notwithstanding  the  foregoing,   after  the  occurrence  and  during  the
continuation  of any Default or Event of  Default,  as the case may be, the Bank elects (any such election to be in the Bank's sole and absolute  discretion)  to make one or more advances  under this  Agreement or to not accelerate all or any of the Obligations,  any such election shall not preclude the Bank from electing thereafter  (in its sole and  absolute  discretion)  to not make  advances or to accelerate all or any of the Obligations, as the case may be.

          7.3 Remedies. Upon or after the occurrence and during the continuation of any Event of  Default,  the Bank has and may  exercise  from time to time the following rights and remedies:

               (a) All of the rights and  remedies of a secured  party under the
UCC or under other  applicable law, and all other legal and equitable  rights to which  the Bank may be  entitled,  all of which  rights  and  remedies  shall be cumulative,  and none of which shall be exclusive,  and all of which shall be in addition to any other rights or remedies  contained in this  Agreement or any of the other Credit Documents.

               (b) The right to take immediate possession of the Collateral, and
(1) to require the  Borrower  to  assemble  the  Collateral,  at the  Borrower's expense,  and make it  available to the Bank at a place  designated  by the Bank which is reasonably  convenient  to both parties,  and (2) to enter upon and use any  premises  in  which  the  Borrower  has an  ownership,  leasehold  or other interest,  or wherever  any of the  Collateral  shall be located,  and to store, remove,  abandon,  sell,  dispose  of or  otherwise  use all or any  part of the
Collateral on such premises without the payment of rent or any other fees by the
Bank to the  Borrower or any other  Person for the use of such  premises or such
Collateral.

               (c)  The  right  to  sell  or  otherwise  dispose  of  all or any
Collateral  at  public or  private  sale or  sales,  with such  notice as may be required by law, in lots or in bulk, for cash or on credit,  all as the Bank, in its sole discretion,  may deem advisable. The Borrower agrees that not less than
10 days prior  written  notice to the  Borrower of any public or private sale or other  disposition of such Collateral  shall be reasonable  notice thereof,  and such sale shall be at such  locations as the Bank may  designate in such notice.
The Bank has the right to conduct such sales on the Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. The Bank has the right to sell, lease or otherwise  dispose of such  Collateral,  or any part thereof,  for cash,  credit or any combination thereof,  and the Bank may purchase all or any part of such Collateral at public or, if  permitted by law,  private  sale and, in lieu of actual  payment of such purchase  price,  may  set-off or credit the  amount of such price  against  the
Obligations.

               (d) The proceeds  realized from the sale of any Collateral may be applied,  after the Bank is in receipt of good funds, as follows:  first, to the reasonable costs, expenses and attorneys' fees and expenses incurred by the Bank for collection and for acquisition,  completion,  protection,  removal, storage, sale and  delivery of the  Collateral;  second,  to any fees or expenses due the
Bank  under  the  Credit  Documents;  third,  to  interest  due  upon any of the
Obligations;  and fourth, to the principal of the Obligations;  or in such other manner as the Bank may elect in its sole  discretion.  If any  deficiency  shall arise,  the  Borrower  shall  remain  liable to the Bank  therefor.  Any surplus remaining  after  payment  in full of the  Obligations  may be  returned  to the
Borrower or to whomever may be legally entitled thereto.

          7.4 Right of  Set-off.  Upon or after the  occurrence  and  during the continuation  of any Event of Default,  the Bank is  authorized  at any time and from time to time,  without notice to the Borrower (any such notice being waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the  account of the  Borrower against any and all of the  Obligations  irrespective of whether or not the Bank has made any demand  under this  Agreement  or the other  Credit  Documents  and although such  Obligations  may be unmatured.  The rights of the Bank under this
Section  are in  addition  to other  rights  and  remedies  (including,  without limitation, other rights of setoff) which the Bank may have.

                                   Section 8
                                 Miscellaneous

          8.1  Notices.  Except  as  otherwise  provided  herein,  all  notices, requests and demands to or upon a party to this Agreement to be effective  shall be in writing and shall be deemed validly given upon receipt thereof, whether by personal delivery,  U.S. mail, fax, other electronic  transmission or otherwise, in each case addressed as follows:

                                    If to the Bank:

                                    U.S.  Bank  National  Association  9900 West
                                    87th  Street  Overland  Park,  Kansas  66212
                                    Attn.:    Mr.   Paul    Tymosko   Fax   No.:
                                    913-652-5111

                                    with  a copy  (which  shall  not  constitute
                                    notice) to:

                                    Shook, Hardy & Bacon L.L.P.
                                    2555 Grand Blvd.
                                    Kansas City, Missouri  64108
                                    Attn.:  Mark Ovington, Esq.
                                    Fax No.: 816-421-5547

                                    If to the Borrower:

                                    Tortoise North American Energy Corporation
                                    10801 Mastin Boulevard, Suite 222
                                    Overland Park, Kansas 66210
                                    Attn.:  Terry Matlack
                                    Fax No.:  913-981-1021

                                    with a copy (which shall not constitute notice) to:

                                    Blackwell Sanders Peper Martin LLP
                                    4801 Main Street
                                    Suite 1000
                                    Kansas City, Missouri 64112
                                    Attn.:  Scott H. Thompson, Esq.
                                    Fax No.:  816-983-8080

or to such other  address or  telecopy  number as each party may  designate  for itself by like notice given in accordance with this Section.

          8.2 Power of Attorney.  The Borrower  irrevocably  designates,  makes, constitutes  and appoints the Bank,  and all Persons  designated by the Bank, as the  Borrower's  true and  lawful  attorney  and  agent-in-fact  (such  power of attorney and agency being  coupled  with an interest and  therefore  irrevocable until the Obligations  have been  indefeasibly  paid in full and the Bank has no duty to extend credit to or for the benefit of the Borrower),  and the Bank, and any  Persons  designated  by the Bank,  may,  at any time  except  as  otherwise provided  below,  and without  notice to or the consent of the  Borrower  and in either the  Borrower's  or the Bank's  name,  but at the cost and expense of the
Borrower,  (1) pay and perform any Obligation to be paid or performed  under any of the Credit Documents,  (2) endorse the Borrower's name on any checks,  notes, acceptances,  drafts,  money orders or any other evidence of payment or proceeds of the Collateral which come into the possession of the Bank or under the Bank's control,  and (3) at any time an Event of Default exists,  (a) to the extent the
Collateral  may be  realized  upon by  collection,  demand  payment  of all such
Collateral from the obligors  thereunder,  enforce payment of such Collateral by legal  proceedings  or otherwise,  and generally  exercise all of the Borrower's rights  and  remedies  with  respect to such  Collateral,  (b)  settle,  adjust, compromise, discharge or release any Collateral or any legal proceedings brought to collect any of the Collateral,  (c) sell or otherwise transfer any Collateral upon such  terms,  for such  amounts and at such time or times as the Bank deems advisable,  (d) take control,  in any manner, of any item of payment or proceeds relating to any Collateral,  (e) prepare, file and sign the Borrower's name to a proof of claim in bankruptcy or similar document against any Collateral  obligor or to any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the  Collateral,  (f) endorse the name of the Borrower upon any of the items of payment or  proceeds  relating  to any  Collateral  and deposit the same to the account of the Bank on account of the  Obligations,  (g)
endorse the name of the Borrower upon any document of transfer or other document or agreement relating to any Collateral,  (h) use the information recorded on or contained in any data  processing  equipment and computer  hardware and software relating to any Collateral and to which the Borrower has access,  and (i) do all other acts and things  necessary,  in the Bank's  determination,  to fulfill the
Borrower's obligations under this Agreement.

          8.3  Indemnity.  The  Borrower  agrees to  indemnify,  defend and hold harmless the Bank and each  shareholder,  director,  officer,  employee,  agent, attorney and other representative of or contractor for the Bank from and against
any  and  all  damages,   settlement  amounts,   expenses  (including,   without
limitation,  attorney's  fees and court costs),  other  losses,  claims or other assertions of liability of any nature whatsoever  incurred by or on behalf of or asserted  against,  as the  case  may be,  any  one or more of such  indemnified parties at any time arising in whole or in part out of the Borrower's failure to observe,  perform or  discharge  any of the  Borrower's  duties under any of the
Credit Documents or any  misrepresentation  made by or on behalf of the Borrower under any of the  Credit  Documents.  Without  limiting  the  generality  of the foregoing,  this indemnity shall extend to any claims asserted  against the Bank or such other indemnitees by any Person under any Environmental  Laws or similar laws by reason of the  Borrower's or any other  Person's  failure to comply with laws  applicable  to  Hazardous  Substances.  The  Borrower  further  agrees  to indemnify,  defend and hold  harmless the Bank and each  shareholder,  director, officer, employee, agent, attorney and other representative of or contractor for the Bank from and  against any and all  damages,  settlement  amounts,  expenses
(including, without limitation,  attorneys' fees and court costs), other losses, claims or other assertions of liability of any nature whatsoever  incurred by or on behalf of or  asserted  against,  as the case may be, any one or more of such indemnified  parties at any time in connection with any one or more  indemnified parties' actions or inactions  relating in any respect to the Credit  Agreement, any of the other  Credit  Documents or any of the  transactions  described in or contemplated by any of the foregoing, except to the extent such losses arise out of  such  indemnified  party's  gross  negligence  or  willful  misconduct.  All indemnities  given by the  Borrower  to the Bank  under  the  Credit  Documents, including,  without limitation, the indemnities set forth in this Section, shall survive the repayment of the Loans and the termination of this Agreement.

          8.4 Entire  Agreement;  Modification  of Agreement;  Sale of Interest.
This  Agreement  and  the  other  Credit  Documents,  together  with  all  other instruments,  agreements and certificates  executed by the parties in connection therewith or with reference  thereto,  embodies the entire agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior  agreements,  understandings  and inducements,  whether express or implied, oral or written. This Agreement may not be modified, altered or amended,  except by an  agreement  in writing  signed by the Borrower and the
Bank. The Borrower may not directly or indirectly  sell,  assign or transfer any interest in or rights under this Agreement or any of the other Credit Documents.
The Borrower consents to the Bank's participation, sale, assignment, transfer or other  disposition,  at any time or times on or after the Closing  Date, of this
Agreement  and any of the other Credit  Documents,  or of any portion  hereof or thereof,  including,  without limitation,  the Bank's rights, title,  interests, remedies,  powers and duties hereunder or thereunder;  provided,  however, that, unless  an  Event of  Default  is then in  effect  or the  Termination  Date has occurred, the Bank shall not have the right to sell this Agreement or any of the other Credit  Documents  without first  obtaining the  Borrower's  prior written consent thereto.

          8.5  Reimbursement  of  Expenses.  If,  at any time or times  prior or subsequent to the Closing  Date,  regardless of whether an Event of Default then exists or any of the transactions contemplated hereunder are concluded, the Bank employs counsel for advice or other  representation,  or incurs reasonable legal and/or  appraisers',  liquidators',  investment  bankers'  expenses and/or other costs or  out-of-pocket  expenses in connection  with: (a) the  negotiation  and preparation  of  this  Agreement  and any of the  other  Credit  Documents,  any amendment  or other  modification  of this  Agreement or any of the other Credit
Documents;  (b) any litigation,  contest,  dispute,  suit,  proceeding or action
(whether  instituted  by the Bank,  the Borrower or any other Person) in any way relating to the Collateral, this Agreement, any of the other Credit Documents or the  Borrower's  affairs;  (c) any  attempt  to  enforce  any rights of the Bank against the  Borrower or any other  Person which may be obligated to the Bank by virtue  of this  Agreement  or any of the  other  Credit  Documents,  including, without limitation,  any account debtors,  irrespective of whether litigation is commenced  in  pursuance  of such  rights;  and/or (d) any  attempt to  inspect, verify, protect,  preserve,  restore,  collect, sell, manufacture,  liquidate or otherwise  dispose  of  or  realize  upon  the  Collateral  (all  of  which  are hereinafter  collectively referred to as the "Expenses");  then, in any and each such  event,  such  Expenses  shall be payable on demand by the  Borrower to the
Bank, and shall be additional  Obligations  and be secured by the Collateral and may be funded, if the Bank so elects, by the Bank making a Revolving Credit Loan or other loan under this Agreement on the Borrower's  behalf and paying the same to the Persons to whom such  Expenses  are payable.  Additionally,  if any taxes
(excluding  taxes  imposed  upon or measured by the income of the Bank) shall be payable on account of the  execution or delivery of this  Agreement or the other
Credit Documents,  or the execution,  delivery,  issuance or recording of any of the Credit Documents,  or the creation of any of the Obligations  hereunder,  by reason of any federal,  state or local statute or other law existing on or after the Closing  Date,  the  Borrower  will pay all such taxes,  including,  but not limited to, any interest and penalties thereon,  and will indemnify and hold the
Bank harmless from and against all liabilities in connection therewith.

          8.6 Indulgences Not Waivers.  The Bank's failure, at any time or times on or after the Closing Date, to require  strict  performance by the Borrower of any provision of this Agreement or the other Credit  Documents  shall not waive, affect or diminish any right of the Bank thereafter to demand strict  compliance and performance therewith.  Any suspension or waiver by the Bank of a Default or an Event of Default by the  Borrower  under this  Agreement  or any of the other
Credit  Documents shall not suspend,  waive or affect any other Default or Event of  Default by the  Borrower  under this  Agreement  or any of the other  Credit
Documents,  whether the same is prior or  subsequent  thereto and whether of the same or of a different type. None of the undertakings,  agreements,  warranties, covenants and representations of the Borrower contained in this Agreement or any of the other Credit Documents and no Default or Event of Default by the Borrower
under this  Agreement  or any of the other Credit  Documents  shall be deemed to have been suspended or waived by the Bank,  unless such  suspension or waiver is by an instrument in writing  specifying  such suspension or waiver and is signed by a duly  authorized  representative  of the Bank and directed and delivered to the Borrower.

          8.7 Severability.  Wherever possible, each provision of this Agreement shall  be  interpreted  in  such  manner  as to be  effective  and  valid  under applicable law, but if any provision of this Agreement

shall be prohibited by or invalid under  applicable law, such provision shall be ineffective  only to the  extent  of such  prohibition  or  invalidity,  without invalidating the remainder of such provision or the remaining provisions of this
Agreement.

          8.8  Successors  and  Assigns.  This  Agreement  and the other  Credit
Documents,  shall be binding upon and inure to the benefit of the successors and assigns of the  Borrower and the Bank.  This  provision,  however,  shall not be deemed to modify Section 8.4 hereof.

          8.9  General  Waivers  by  Borrower.  Except  as  otherwise  expressly provided for in this Agreement,  the Borrower waives: (a) presentment,  protest, demand  for  payment,  notice of  dishonor  demand  and  protest  and  notice of presentment,  default,  notice of  nonpayment,  maturity,  release,  compromise, settlement,  extension  or  renewal  of any or all  commercial  paper,  accounts
receivable,   contract  rights,  documents,   instruments,   chattel  paper  and
guaranties  at any time held by the Bank on which the Borrower may in any way be liable and ratifies and  confirms  whatever the Bank may do in this regard;  (b)
notice prior to taking  possession  or control of the  Collateral or any bond or security  which might be  required  by any court  prior to allowing  the Bank to exercise any of the Bank's remedies, including the issuance of an immediate writ of  possession;  (c) the benefit of all  valuation,  appraisement  and exemption laws; and (d) any and all other notices, demands and consents in connection with the delivery, acceptance,  performance, default or enforcement of this Agreement or any of the other Credit  Documents and/or any of the Bank's rights in respect of the Collateral.  Subject to the following sentence,  the Borrower also waives any right of setoff or similar  right the  Borrower may at any time have against the  Bank  as a  defense  to  the  payment  or  performance  of  the  Borrower's
Obligations.  If the Borrower now or  hereafter  has any claim  against the Bank giving rise to any such right of setoff or similar  right,  the Borrower  agrees not to assert  such  claim as a defense or right of setoff  with  respect to the
Borrower's  Obligations under the Credit Documents or otherwise,  and to instead assert any such claim,  if the  Borrower  so elects to assert  such claim,  in a separate proceeding against the Bank and not as a part of any proceeding or as a defense to any claim  initiated by the Bank to enforce any of the Bank's  rights under any of the Credit Documents.

          8.10 Execution in Counterparts;  Facsimile Signatures.  This Agreement
and the other Credit Documents may be executed in any number of counterparts and by different parties thereto, each of which when so executed and delivered shall be deemed to be an original and all of which  counterparts  taken together shall constitute but one and the same instrument. A signature of a party to any of the
Credit  Documents sent by facsimile or other  electronic  transmission  shall be deemed to constitute an original and fully effective signature of such party.

          8.11 USA Patriot Act Notice.  The Bank  notifies  the  Borrower  that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56
(signed into law October 26, 2001) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower,  which information includes the name and address of the Borrower and other  information  that will allow the
Bank to identify the Borrower in accordance with the Act. The Borrower agrees to provide such information and take such other action as the Bank may request from time to time to enable the Bank to comply  with the  provisions  of the Act with respect to the transactions described in the Credit Documents.

          8.12 Governing Law; Consent to Forum. This Agreement shall be governed by the laws of the State of Kansas  without  giving  effect to any choice of law rules thereof. As part of the consideration for new value this day received, the
Borrower  consents to the  jurisdiction  of any state  court  located in Johnson
County,  Kansas  or any  federal  court  located  in  Wyandotte  County,  Kansas
(collectively,  the "Chosen Forum"),  and waives personal service of any and all process  upon it and  consents  that  all such  service  of  process  be made by certified or registered  mail directed to the Borrower at the address  stated in
Section  8.1 hereof and  service  so made shall be deemed to be  completed  upon delivery thereto. The Borrower waives any objection to jurisdiction and venue of any action instituted against it as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue.  The Borrower further agrees  not  to  assert  against  the  Bank  (except  by  way  of a  defense  or counterclaim in a proceeding initiated by the Bank) any claim or other assertion of  liability  relating to any of the Credit  Documents,  the  Obligations,  the
Collateral or the Bank's actions or inactions in respect of any of the foregoing in any jurisdiction other than the Chosen Forum. Nothing in this Agreement shall affect  the  Bank's  right to bring any action or  proceeding  relating  to this
Agreement or the other Credit  Documents  against the Borrower or its properties in courts of other jurisdictions.

          8.13  Waiver of Jury  Trial;  Limitation  on  Damages.  To the fullest extent  permitted by law, and as separately  bargained-for  consideration to the
Bank,  the  Borrower  waives  any  right to trial by jury  (which  the Bank also waives) in any action, suit,  proceeding or counterclaim of any kind arising out of or otherwise  relating to any of the Credit Documents,  the Obligations,  the
Collateral  or  the  Bank's  actions  or  inactions  in  respect  of  any of the
foregoing.   To  the  fullest  extent   permitted  by  law,  and  as  separately
bargained-for  consideration  to the Bank, the Borrower also waives any right it may have at any time to claim or  recover  in any  litigation  or other  dispute involving the Bank,  whether the underlying claim or dispute sounds in contract, tort or otherwise, any special, exemplary,  punitive or consequential damages or any damages  other  than,  or in  addition  to,  actual  damages.  The  Borrower acknowledges  that the  Bank is  relying  upon  and  would  not  enter  into the transactions  described in the Credit  Documents on the terms and conditions set forth therein but for the Borrower's waivers and agreements under this Section.

                  [remainder of page intentionally left blank]

          8.14  K.S.A.  §16-118  Required  Notice.  This  statement  is provided pursuant to K.S.A. §16-118:  "THIS CREDIT AGREEMENT IS A FINAL EXPRESSION OF THE
CREDIT  AGREEMENT  BETWEEN THE CREDITOR  AND THE DEBTOR AND SUCH WRITTEN  CREDIT
AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR ORAL CREDIT AGREEMENT
OR OF A CONTEMPORANEOUS  ORAL CREDIT AGREEMENT BETWEEN THE CREDITOR AND DEBTOR."
THE FOLLOWING SPACE CONTAINS ANY NON-STANDARD TERMS,  INCLUDING THE REDUCTION TO
WRITING OF ANY PREVIOUS ORAL CREDIT AGREEMENT:

                                      NONE.

     The creditor and debtor, by their respective  initials or signatures below, confirm that no unwritten credit agreement exists between the parties:

              Creditor:         /s/ PT
                       ----------------------------------

              Debtor:           /s/ TM
                      ------------------------------------

                          [signature page(s) to follow]

     IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed and  delivered  by their duly  authorized  representatives  as of the date first above written.

                                  TORTOISE NORTH AMERICAN ENERGY CORPORATION

                                  By:    /s/ Terry Matlack
                                     ----------------------------------------
                                  Name: Terry Matlack
                                  Title: Chief Financial Officer

                                  U.S. BANK NATIONAL ASSOCIATION

                                  By:   /s/ Paul A. Tymosko
                                     ---------------------------------------
                                  Name: Paul A. Tymosko
                                  Title: Senior Vice President

                                    Exhibit A

                              REVOLVING CREDIT NOTE

$40,000,000                                                     January 31, 2006

         For value  received,  the  undersigned,  TORTOISE NORTH AMERICAN ENERGY
CORPORATION,  a Maryland  corporation (the  "Borrower"),  promises to pay to the order of U.S. BANK NATIONAL  ASSOCIATION,  a national  banking  association (the
"Bank";  which term shall include any subsequent holder hereof), in lawful money of the United States of America, without setoff, deduction or counterclaim,  the principal  sum of Forty  Million  and  00/100  Dollars  ($40,000,000.00)  or, if
different,  the  principal  amount  outstanding  under Section 2.2 of the Credit
Agreement referred to below.

         This  Revolving  Credit Note (the "Note") is the Revolving  Credit Note
referred  to in,  is  issued  pursuant  to,  and is  subject  to the  terms  and conditions  of, the Credit  Agreement,  dated as of or on or about  January  31,
2006,  between the Borrower and the Bank,  as the same may be amended,  renewed, restated,  replaced,  consolidated or otherwise  modified from time to time (the
"Credit Agreement").  To the extent of any direct conflict between the terms and conditions of this Note and the terms and  conditions  of the Credit  Agreement, the terms and  conditions  of the Credit  Agreement  shall  prevail  and govern.
Capitalized  terms used and not defined in this Note have the meanings  given to them in the Credit Agreement.

         Interest shall accrue on the outstanding principal balance of this Note as provided in the Credit Agreement.  Principal, interest and all other amounts, if any,  payable in respect of this of this Note shall be payable as provided in the Credit  Agreement.  The  Borrower's  right,  if any,  to prepay this Note is subject to the terms and conditions of the Credit Agreement.

         The  termination of the Credit  Agreement or the occurrence of an Event of  Default  shall  entitle  the  Bank,  at its  option,  to  declare  the  then outstanding  principal  balance hereof,  all accrued interest  thereon,  and all other amounts, if any, payable in respect of this Note to be, and the same shall thereupon become, immediately due and payable without notice to or demand on the
Borrower, all of which the Borrower waives.

         Time is of the essence of this Note. To the fullest extent permitted by applicable law, the Borrower, for itself and its successors and assigns,  waives presentment, demand, protest, notice of dishonor, and any and all other notices, demands and consents in connection with the delivery,  acceptance,  performance, default or  enforcement  of this Note,  and consents to any  extensions of time, renewals, releases of any parties to or guarantors of this Note, waivers and any other modifications that may be granted or consented to by the Bank from time to time in respect of the time of payment or any other provision of this Note.

         This Note shall be governed by the laws of the State of Kansas, without regard to any choice of law rule  thereof  which gives effect to the laws of any other jurisdiction.

                           [signature page to follow]

                               Exhibit A - Page 1

         IN WITNESS  WHEREOF,  the Borrower has executed and delivered this Note as of the date first above written.

                                    TORTOISE NORTH AMERICAN ENERGY CORPORATION

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                               Exhibit A - Page 2